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Exhibit 24

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas M. Dougherty, William H. Seippel and Barbara L. Blackford his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to execute and sign the annual report on Form 10-K of AirGate PCS, Inc. ("Airgate") and any or all amendments, including any post-effective amendments, to the 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.



       Signature                     Title                       Date


/s/ Thomas M.Dougherty
_________________________     President, Chief Executive    January 14, 2003
Thomas M. Dougherty           Officer and Director
                              (Principal Executive
                              Officer)

/s/ Robert A. Ferchat
_________________________    Director                       January 14, 2003
Robert A. Ferchat


/s/ Barry J. Schiffman
_________________________    Director                       January 14, 2003
Barry J. Schiffman